Exhibit 2.1




                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                                  OPTIKA INC.,

                     SELECT TECHNOLOGIES ACQUISITION, INC.,

                            SELECT TECHNOLOGIES, INC.

                                       and

                            DEL ZANE AND SHADRA ZANE



                                  May 29, 2003

                          AGREEMENT AND PLAN OF MERGER

            This AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of May 29, 2003, is made and entered into by and among Optika Inc., a Delaware corporation ("Parent"), Optika Technologies, Inc., a Delaware corporation and wholly owned subsidiary of Parent ("Merger Sub"), Select Technologies, Inc., an Idaho corporation (the "Company"), and Del Zane and Shadra Zane (each, a "Stockholder" and, collectively, the "Stockholders"). Merger Sub and the Company are sometimes collectively referred to as the "Constituent Corporations."

            WHEREAS, the Company is engaged in the business of developing, marketing, licensing, distributing and selling software and related products and services (the "Business"); and

            WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have determined that it is advisable and in the best interests of the respective corporations and their stockholders that the Company be merged with and into the Merger Sub in accordance with the applicable provisions of the General Corporation Law of the State of Delaware (the "DGCL"), the State of Idaho ("Idaho Law") and the terms of this Agreement, pursuant to which the Merger Sub will be the surviving corporation and will be a wholly owned subsidiary of Parent (the "Merger"); and

            WHEREAS, the Stockholders own 100% of the issued and outstanding capital stock of the Company and their agreement to indemnify Parent for certain potential liabilities following the Merger is a material inducement to the agreements of Parent and Merger Sub to the Merger; and

            WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a "reorganization," within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and each of Parent, Merger Sub and the Company shall be a "party to a reorganization," within the meaning of Section 368(b) of the Code, with respect to the Merger; and

            WHEREAS, Parent, Merger Sub, the Company and the Stockholders desire to make certain representations, warranties, covenants, and agreements in connection with, and establish various conditions precedent to, the Merger; and

            NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements set forth in this Agreement and in the Certificate of Merger (as defined in Section 1.03 hereof), the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   THE MERGER

            1.01 The Merger. At the Effective Time (as defined in Section 1.03 hereof), subject to the terms and conditions of this Agreement and the Certificate of Merger (as defined in Section 1.03 hereof), the Company shall be merged with and into the Merger Sub, the separate existence of the Company shall cease, and the Merger Sub shall continue as the surviving corporation. The Merger Sub, in its capacity as the corporation surviving the Merger, is hereinafter sometimes referred to as the "Surviving Corporation."

            1.02 Effect of Merger. The effect of the Merger shall be as set forth in Section 259 of the DGCL and Idaho Law, and the Surviving Corporation shall succeed to and possess all the properties, rights, privileges, immunities, powers, franchises and purposes, and be subject to all the duties, liabilities, debts, obligations, restrictions and disabilities, of the Constituent Corporations, all without further act or deed.

            1.03 Effective Time. The consummation of the Merger shall be effected as promptly as practicable, but in no event more than three business days after the satisfaction or waiver of the conditions set forth in Article VII of this Agreement, and the parties hereto will cause the Merger to be consummated by filing a Certificate of Merger (the "Certificate of Merger") with the Delaware Secretary of State in accordance with the relevant provisions of DGCL, and any and all filings which may be required pursuant to Idaho Law, as the case may be. The Merger shall become effective at the time and date specified in the Certificate of Merger. The time of effectiveness is herein referred to as the "Effective Time." The day on which the Effective Time shall occur is herein referred to as the "Effective Date."

            1.04 Directors and Officers. From and after the Effective Time, the directors of the Surviving Corporation shall be the persons who were the directors of Merger Sub immediately prior to the Effective Time, and the officers of the Surviving Corporation shall be the persons who were the officers of Merger Sub immediately prior to the Effective Time. Said directors and officers of the Surviving Corporation shall hold office for the term specified in, and subject to the provisions contained in, the Certificate of Incorporation and Bylaws of the Surviving Corporation and applicable law. If, at or after the Effective Time, a vacancy shall exist on the Board of Directors or in any of the offices of the Surviving Corporation, such vacancy shall be filled in the manner provided in the Certificate of Incorporation and Bylaws of the Surviving Corporation.

            1.05 Articles of Incorporation; Bylaws. From and after the Effective Time and until further amended in accordance with applicable law, the Certificate of Incorporation of the Surviving Corporation shall be identical to the Certificate of Incorporation of Merger Sub as in effect immediately prior to the Effective Time except the name of the Surviving Corporation shall be "Optika Technologies, Inc." From and after the Effective Time and until further amended in accordance with law, the Bylaws of the Surviving Corporation shall be identical to the Bylaws of Merger Sub as in effect immediately prior to the Effective Time.

            1.06 Taking of Necessary Action; Further Action. Parent, Merger Sub, the Stockholders and the Company, respectively, shall each use its or their best efforts to take all such action as may be necessary or appropriate to effectuate the Merger under the DGCL and Idaho Law at the time specified in Section 1.03 hereof. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all properties, rights, privileges, immunities, powers and franchises of either of the Constituent Corporations, the officers of the Surviving Corporation are fully authorized in the name of each Constituent Corporation or otherwise to take, and shall take, all such lawful and necessary action.

            1.07 Intent to Qualify as Reorganization; No Tax Representations by Parent. The parties intend to adopt this Agreement and the Merger as a plan of reorganization under Section 368(a) of the Code. However, neither Parent nor any attorney, accountant or other advisor of Parent has made, nor makes any representations or warranties to Company or to the Stockholders regarding the tax treatment of the Merger and any other transactions contemplated by this Agreement or the Merger, whether the Merger will qualify as a plan of reorganization under Section 368(a) of the Code, or any of the tax consequences to the Stockholders of this Agreement, the Merger or any of the transactions contemplated hereby or thereby, and the Company and the Stockholders acknowledge that Company and the Stockholders are relying solely on their own tax advisors in connection with this Agreement and the transactions contemplated by this Agreement.

            1.08 The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Optika Inc., 7450 Campus Drive, Suite 200, Colorado Springs, Colorado, or at such other place or in such other manner as is mutually agreeable to Parent and the Company. The Closing will be effective as of the Effective Time and the date of the Closing is referred to herein as the Closing Date.

                                   ARTICLE II

                            CONVERSION OF SECURITIES

            2.01  Merger Consideration.

                  (a) Merger Consideration. The aggregate consideration to be paid by Parent in the Merger upon conversion of all shares of the Company's Common Stock (the "Company Common Stock"), shall be $625,000 in cash (the "Base Cash Consideration"), as adjusted pursuant to Section 2.01(b) (the "Adjusted Cash Consideration") plus 500,000 shares of common stock, $.001 par value, of Parent ("Parent Common Stock"), together defined as the "Merger Consideration". Upon expiration of the Escrow Period (defined in the Escrow Agreement, a copy of which is attached hereto as Exhibit A, the "Escrow Agreement"), Parent shall pay to Stockholders $100,000, subject to the terms and conditions of the Escrow Agreement and Sections 2.02(b) and 6.01 and Article IX of this Agreement. Parent's obligation to pay this future payment shall be secured by the Escrow Account (defined below).

                  (b) Adjustments to Base Cash Consideration. The Base Cash Consideration shall be increased, dollar for dollar, to the extent that the Closing Working Capital (as hereinafter defined) exceeds $50,000, and the Base Cash Consideration shall be decreased, dollar for dollar, to the extent that the Closing Working Capital (as hereinafter defined) is less than negative $50,000; provided; however, that there shall be no adjustment to the Base Cash Consideration to the extent that the Closing Working Capital is less than or equal to $50,000 and greater than or equal to negative $50,000. Closing Working Capital shall be computed as set forth in Exhibit B attached hereto, and set forth in a Closing Certificate dated as of the last business day immediately preceding the Closing Date executed on behalf of Company by its Chief Executive Officer (the "Closing Certificate"). In addition, the Base Cash Consideration shall be further decreased, dollar for dollar, to the extent that Parent elects to pay all or part of that certain obligation of the Stockholders to the Company, which is currently in the amount of $205,911 as of the date of this Agreement, by and on their behalf at Closing, as further described in Section 7.02(m) herein (the "Stockholder Receivable").

            2.02  Conversion of Securities.

                  (a) At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub or the Company (i) each share of the Company Common Stock that is issued and outstanding immediately prior to the Effective Time and held by Del Zane shall be cancelled and extinguished and be converted into the right to receive upon surrender of certificates formerly representing the shares of the Company Common Stock held by him, (A) 250,000 shares of Parent Common Stock and (B) the quotient obtained by dividing the Adjusted Cash Consideration by the total number of shares of Company Common Stock issued and outstanding multiplied by the total number of shares of Company Common Stock held by Mr. Zane as of the Effective Time and (ii) each share of the Company Common Stock that is issued and outstanding immediately prior to the Effective Time and held by Shadra Zane shall be cancelled and extinguished and be converted into the right to receive upon surrender of certificates formerly representing the shares of the Company Common Stock, (A) 250,000 shares of Parent Common Stock and (B) the quotient obtained by dividing the Adjusted Cash Consideration by the total number of shares of Company Common Stock issued and outstanding multiplied by the total number of shares of Company Common Stock held by Ms. Zane as of the Effective Time.

            (b) Escrow. Simultaneously with the Merger on the Effective Date, Parent shall deposit $100,000 (the "Escrow Amount") in escrow (the "Escrow Account") pursuant to Section 6.01 of this Agreement. The Escrow Account shall be established in accordance with the terms and conditions of the Escrow Agreement and Section 6.01 of this Agreement to secure Parent's obligation to pay the Stockholders the future payment referenced in Section 2.01(a) of this Agreement; provided however, that Parent has the right to offset its obligation by Stockholders' indemnification obligations to Parent under Article IX of this Agreement.

            (c) Cancellation of Company Stock. Each share of the Company Common Stock issued and outstanding immediately prior to the Effective Time and held in the treasury of the Company or owned by the Company or any direct or indirect subsidiary the Company or Parent or the Merger Sub shall be canceled and extinguished and no payment shall be made with respect thereto.

            2.03  Exchange of Certificates.

                  (a) Delivery Procedures. At the Closing, the Stockholders shall receive in exchange for certificates evidencing the outstanding shares of Company Common Stock held by each of them (the "Certificates") (i) certificates evidencing that number of shares of Parent Common Stock into which the shares formerly evidenced by such Certificates are to be converted in accordance with
Section 2.02(a) and (ii) that portion of the Adjusted Cash Consideration to which each such Stockholder is entitled pursuant to Section 2.02(a). The Certificates so surrendered shall forthwith be canceled. On and after the Effective Time each Certificate, until surrendered for exchange, shall be deemed to evidence ownership of and to represent the Merger Consideration into which the Stockholder's shares of Company Common Stock shall have been converted. At the Closing, Parent shall deliver to the Stockholders certificates evidencing ownership of Parent Common Stock ("Parent Certificates").

                  (b) No Further Rights in Company Stock. All shares of Parent Common Stock issued pursuant to this Agreement and the Adjusted Cash Consideration issued pursuant to this Agreement shall be deemed to have been issued or paid in full satisfaction of all rights of the Stockholders pertaining to the shares of Company Common Stock held by them.

                  (c) No Transfer of Company Common Stock by Stockholders. Effective as of the date of this Agreement, the Stockholders shall not cause any of the Company Common Stock held by them to be assigned or transferred in any manner, and there shall be no transfers on the stock transfer books of the Company of the shares of the Company Common Stock that were outstanding immediately prior to the date of this Agreement.

            2.04  Restrictions on Transfer.

                  (a) The Parent Common Stock to be issued to the Stockholders will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), and Parent shall have no obligation to cause such shares to be registered under the Securities Act. Each certificate representing Parent Common Stock issued to the Stockholders or to any subsequent holder shall include a legend in substantially the following form; provided, however, that such legend shall not be required if a transfer is being made in connection with a sale of Parent Common Stock registered under the Securities Act, or in connection with a sale in compliance with Rule 144 or, if applicable, Rule 145 under the Securities Act (each, a "Public Sale"), or if the opinion of counsel for Parent is to the further effect that neither such legend nor the restrictions on transfer in this Section 2.05 are required in order to ensure compliance with the Securities Act:

            THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW, AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM.

                  (b) The restrictions set forth in this Section 2.04 shall terminate and cease to be effective with respect to any of the Parent Common Stock issued pursuant to this Agreement (i) upon the sale of any such Parent Common Stock, if such Parent Common Stock has been registered under the Securities Act, or (ii) upon receipt by Parent of an opinion of counsel (which counsel is reasonably acceptable to Parent, it being agreed that Holland & Hart, LLP is reasonably acceptable counsel), in form reasonably satisfactory to Parent, to the effect that compliance with such restrictions is not necessary to comply with the Securities Act with respect to the transfer of such Parent Common Stock.

                  (c) The restrictive legend set forth in subsection (a) above shall be promptly removed by the Parent upon termination of all applicable restrictions, at Parent's sole cost and expense.


                                   ARTICLE III

      REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE STOCKHOLDERS

      Each of the Company and the Stockholders hereby represents and warrants to Parent and Merger Sub that, except as set forth in the Disclosure Schedule delivered by the Company to Parent and Merger Sub on the date hereof (the "Disclosure Schedule") (which Disclosure Schedule sets forth the exceptions to the representations and warranties contained in this Article III under captions referencing the Sections to which such exceptions apply; provided, however that any exception or disclosure appearing under any caption on the Disclosure Schedule shall be deemed to be made with respect to and responsive to any other Section unless such exception or disclosure would not be reasonably interpreted to apply to such other Section). For the purpose of this Article III, "knowledge" shall mean, with respect to any fact, circumstance, event or other matter in question, (a) the knowledge of such fact, circumstance, event or other matter after reasonable inquiry of (i) an individual, if used in reference to an individual, or (ii) as applicable, any officer or inside director of such party, if used in reference to an entity, and (b) the actual knowledge of such fact, circumstance, event or other matter of any outside director of such party, if used in reference to an entity.

            3.01 Incorporation; Corporate Power and Authority. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Idaho and has all requisite corporate power and authority and all authorizations, licenses, permits and certifications necessary to carry on its business as now being conducted and to own, lease and operate its assets. The Company is duly qualified as a foreign corporation to do business in every jurisdiction in which the nature of its portion of its business or its ownership of property requires it to be qualified, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect (as defined below). The Company is not in material violation of any of the provisions of its Certificate of Incorporation or Bylaws and has delivered to Parent accurate and complete copies of its Certificate of Incorporation and Bylaws, as currently in effect. As used in this Agreement, the term "Material Adverse Effect" means any change, effect, event or condition that has had or could reasonably be expected to (i) have a material adverse effect on the business, assets, results of operations, business prospects, condition (financial or otherwise) or customer, supplier or employee relations of the Company or (ii) prevent or materially delay the Company's ability to consummate the Merger or the other transactions contemplated hereby.

            3.02 Subsidiaries. The Company does not own any stock, partnership interest, limited liability company interest, joint venture interest or any other security or ownership interest issued by any other corporation, organization or entity, and the Company does not own any such security or ownership interest in any such entity that is involved with or contributes to the operation of the business of the Company.

            3.03  Capitalization.

                  (a) The authorized capital stock of the Company consists solely of 30,000 shares of authorized Common Stock, of which 20,075 shares are issued and outstanding. The Company Common Stock is held of record solely by the Stockholders, with the addresses of record and in the amounts set forth in the Disclosure Schedule under the caption referencing this Section 3.03(a). The Disclosure Schedule under the caption referencing this Section 3.03(a) also indicates for each Stockholder (i) the share certificate numbers held by such person and (ii) whether such holder has the sole power to vote and dispose of such shares. All issued and outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. All issued and outstanding shares of Company Common Stock have been offered, sold and delivered by the Company in compliance with applicable federal and state securities laws.

                  (b) There are no options, warrants, calls, subscriptions, convertible securities, rights (including preemptive rights), commitments or agreements of any character to which the Company is a party or by which it is bound obligating the Company to issue, exchange, transfer, sell, repurchase, redeem or otherwise acquire any shares of Company Common Stock or other equity securities, or obligating the Company to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement. Except as contemplated by this Agreement, or as described in the Disclosure Schedule under the caption referencing Section 3.03(b), there are no registration rights agreements, no voting trust, proxy or other agreement or understanding to which the Company is a party or by which it is bound with respect to any equity security of any class of the Company.

            3.04 Execution, Delivery; Valid and Binding Agreement; Stockholder Approval.

                  (a) The Company has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action and no other corporate proceedings on the Company's part are necessary to authorize the execution, delivery or performance of this Agreement. This Agreement has been duly executed and delivered by the Company and each of the Stockholders and constitutes the valid and binding obligation of each of them enforceable in accordance with its terms and the Certificate of Merger and the other documents contemplated hereby, when executed and delivered by the Company, will constitute the valid and binding obligations of the Company, enforceable in accordance with their respective terms.

                  (b) The Board of Directors of the Company has, by resolutions duly adopted, unanimously (a) approved this Agreement and the Certificate of Merger and the transactions contemplated hereby and thereby, including the Merger, (b) determined that the Merger is in the best interests of the stockholders of the Company and is on terms that are fair to such stockholders and (c) resolved to recommend approval of this Agreement and the Merger by the Stockholders. The affirmative written consent of the Stockholders is the only action of the holders of any of the Company's Stock necessary to approve this Agreement and the transactions contemplated thereby and such approval has been obtained on or before the date hereof in compliance with the Certificate of Incorporation and Bylaws of the Company and all other applicable legal requirements. None of the resolutions described in this Section 3.03(b) has been amended or otherwise modified in any respect since the date of adoption thereof and all such resolutions remain in full force and effect.

            3.05 No Breach. The execution, delivery and performance of this Agreement by the Company and the Stockholders does not and the consummation of the transactions contemplated hereby will not: (a) contravene any provision of the Certificate of Incorporation or Bylaws of the Company; (b) violate or conflict in any material respect with any foreign, federal, state or local law, statute, ordinance, rule, regulation or any decree, writ, injunction, judgment or order of any court or administrative or other governmental body or of any arbitration award which is either applicable to, binding upon or enforceable against the Company or the business or any assets of the Company; (c) conflict with, result in any breach of any of the provisions of, or constitute a default (or any event which would, with the passage of time or the giving of notice or both, constitute a default) under, result in a violation of, result in the creation of a right of termination, amendment, modification, abandonment or acceleration under any indenture, mortgage, lease, license, loan agreement or other material agreement or instrument which is either binding upon or enforceable against the Company or the Stockholders; (d) result in the creation of any material lien, security interest, charge or encumbrance upon the Company or any of the assets of the Company; or (e) require any authorization, consent, approval, exemption or other action by or notice to any court, commission, governmental body regulatory authority, agency or tribunal wherever located (a "Governmental Entity") or any other third party, other than (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware,
(ii) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and (iii) consents set forth in the Disclosure Schedule under the caption referencing this Section 3.05.

            3.06  Financial Statements.

                  (a) The Company has delivered to Parent true and complete copies of (i) the unaudited balance sheets, as of December 31, 2001 and 2002 , of the Company and the unaudited statements of earnings, and stockholders' equity of the Company for each of the years then ended (collectively, the "Annual Financial Statements"), (ii) the unaudited balance sheet, as of April 30, 2003, of the Company (the "Latest Balance Sheet") and the unaudited statements of earnings, and stockholders' equity of the Company for the four-month period then ended (such statements and the Company Latest Balance Sheet being herein referred to as the "Latest Financial Statements"), and (iii) the unaudited balance sheet, as of May 29, 2003, (the "Closing Balance Sheet").

                  (b) The Annual Financial Statements and the Latest Financial Statements are based upon the information contained in the books and records of the Company and fairly present the financial condition of the Company as of the dates thereof and results of operations for the periods referred to therein. The Annual Financial Statements have been prepared in accordance with accounting principles historically used by the Company applied on a consistent basis throughout the periods indicated. The Latest Financial Statements have been prepared on a basis consistent with the Annual Financial Statements and in accordance with accounting principles historically used by the Company applicable to unaudited interim financial statements of the Company and reflect adjustments necessary to provide a statement of the results for the interim period(s) presented. The Closing Balance Sheet has been prepared in accordance with generally accepted accounting principles ("GAAP").

                  (c) All accounts, books and ledgers related to the business of the Company are properly and accurately kept and are complete in all material respects, and there are no material inaccuracies or discrepancies contained or reflected therein. Except as set forth in the Disclosure Schedule under the caption referencing this Section 3.06(c), the Company has none of its records, systems, controls, data, or information recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership (excluding licensed software programs) and direct control of the Company.

            3.07 Absence of Undisclosed Liabilities. The Company does not have any liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due, whether known or unknown, and regardless of when asserted) arising out of transactions or events heretofore entered into, or any action or inaction, or any state of facts existing, with respect to or based upon transactions or events heretofore occurring, except (i) as reflected in the Latest Balance Sheet, (ii) liabilities which have arisen after the date of the Latest Balance Sheet in the ordinary course of business (none of which is a material uninsured liability for breach of contract, breach of warranty, tort, infringement, claim or lawsuit), none of which exceed $5,000 individually or $20,000 in the aggregate, or (iii) as otherwise set forth in the Disclosure Schedule under the caption referencing this Section 3.07.

            3.08 No Material Adverse Changes. Since the date of the Latest Balance Sheet (the "Balance Sheet Date"), there has been no change in the Company which change has had or, with the passage of time, is reasonably likely to have, a Material Adverse Effect.

            3.09 Absence of Certain Developments. Since the Latest Balance Sheet Date, other than as described in the Disclosure Schedule under the caption referencing this Section 3.09, the Company has not and the Stockholders have not on behalf of the Company:

                  (a) borrowed any amount or incurred or become subject to any liability for borrowed money in excess of $5,000 in the aggregate, except (i) current liabilities incurred in the ordinary course of business and (ii) liabilities under contracts entered into in the ordinary course of business, none of which liabilities exceeds $5,000 individually or $20,000 in the aggregate;

                  (b) mortgaged, pledged or subjected to any lien, charge or any other encumbrance, any of the assets of the Company with a fair market value in excess of $5,000 individually or $20,000 in the aggregate except (i) liens for current taxes not yet due and payable, (ii) liens imposed by law and incurred in the ordinary course of business for obligations not yet due to carriers, warehousemen, laborers, materialmen and the like, (iii) liens in respect of pledges or deposits under workers' compensation laws or (iv) liens set forth under the caption referencing this Section 3.09 in the Disclosure Schedule (collectively, the "Permitted Liens");

                  (c) discharged or satisfied any lien or encumbrance or paid any liability, in each case with a value in excess of $5,000, other than current liabilities paid in the ordinary course of business;

                  (d) sold, assigned or transferred (including, without limitation, transfers to any employees, affiliates or stockholders) any tangible assets of its business except sales of inventory in the ordinary course of business;

                  (e) sold, assigned or transferred (including, without limitation, transfers to any employees, affiliates or stockholders) any patents, trademarks, trade names, copyrights, trade secrets or other intangible assets, except for any software licenses in the ordinary course of business;

                  (f) disclosed, to any person other than Parent and authorized representatives of Parent, any proprietary confidential information, other than pursuant to a confidentiality agreement prohibiting the use or further disclosure of such information, which agreement is identified in the Disclosure Schedule under the caption referencing this Section 3.09 and is in full force and effect on the date hereof;

                  (g) waived any rights of material value or suffered any extraordinary losses or adverse changes in collection loss experience, whether or not in the ordinary course of business or consistent with past practice;

                  (h) taken any other action or entered into any other transaction other than in the ordinary course of business and in accordance with past custom and practice, or entered into any transaction with any "insider" (as defined in Section 3.22 hereof) other than employment arrangements otherwise disclosed in this Agreement and the Disclosure Schedule, or the transactions contemplated by this Agreement;

                  (i) suffered any material theft, damage, destruction or loss of or to any property or properties owned or used by it, whether or not covered by insurance;

                  (j) entered into or modified any employment, severance or similar agreements or arrangements with or granted any bonuses, salary or benefits increases, severance or termination pay to, any officer or employee, or consultant;

                  (k) adopted or amended any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, trust, fund or group arrangement for the benefit or welfare of any employees or any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or arrangements for the benefit or welfare of any employee, officer, director or affiliate, other than as is required or advisable to comply with changes in applicable law;

                  (l) made any capital expenditure or commitment therefor in excess of $5,000 individually or $10,000 in the aggregate;

                  (m) made any loans or advances to, or guarantees for the benefit of, any persons;

                  (n) acquired (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, limited liability company, joint venture or other business organization or division or material assets thereof;

                  (o) accelerated, beyond the normal cycle, collection of accounts receivable;

                  (p) allowed any accounts payable owed to trade creditors to remain outstanding more than 45 days, unless disputed in good faith;

                  (q) accrued, declared or paid any dividends or other distributions with respect to any shares of the capital stock of the Company or redeemed or purchased, directly or indirectly, any shares of capital stock or any outstanding options or other rights to acquire any of such stock;

                  (r) issued, sold or transferred any of its equity securities, securities convertible into or exchangeable for its equity securities or warrants, options or other rights to acquire its equity securities, or any bonds or debt securities;

                  (s) made charitable contributions or pledges in excess of $1,000 individually, or $5,000 in the aggregate; or

                  (t) took or agreed to take in writing, or otherwise took any of the actions described above.

            3.10  Title to Properties.

                  (a) The Company does not own any real property. The real property demised by the leases (the "Leases") described under the caption referencing this Section 3.10 in the Disclosure Schedule constitutes all of the real property rented, used or occupied by the Company in connection with its business (the "Real Property"). The Real Property has direct access, to public roads and to all utilities, including electricity, sanitary sewer, water, natural gas and other utilities.

                  (b) The Leases are in full force and effect and the Company holds a valid and existing leasehold interest under each of their respective Leases for the term set forth under such caption in the Disclosure Schedule. The Company has delivered to Parent complete and accurate copies of each of its Leases, and none of the Leases has been modified in any respect, except to the extent that such modifications are disclosed by the copies delivered to the Company. The Company is not in default in any material respect, and no circumstances exist which, if unremedied, would, either with or without notice or the passage of time or both, result in such default under any of the Leases; nor, to the knowledge of the Company and the Stockholders, is any other party to any of the Leases in default in any material respect thereunder.

                  (c) The Company owns good and marketable title to each of the tangible properties and tangible assets reflected on the Latest Balance Sheet or acquired since the date thereof, free and clear of all liens and encumbrances, except for (i) liens set forth under the caption referencing this Section 3.10 in the Disclosure Schedule, (ii) the Real Property subject to the Leases, (iii) personal property used by the Company and subject to lease, all of which leases are identified in the Disclosure Schedule under the caption referencing this
Section 3.10, and (iv) assets disposed of since the date of the Latest Balance Sheet in the ordinary course of business.

                  (d) The Disclosure Schedule, under the caption referencing this Section 3.10, sets forth a description of all the assets of the Company which constitute equipment, machinery, motor vehicles, furniture, fixtures, furnishings and leasehold improvements with a net book value in excess of $2,500 individually. Except as otherwise described in the Disclosure Schedule under the caption referencing this Section 3.10, all of the buildings, machinery, equipment and other tangible assets that are necessary for the conduct of its business are in good condition and repair, ordinary wear and tear excepted with respect to all of such assets, and are usable in the ordinary course of business. The Company owns, or leases under valid leases, all buildings, machinery, equipment and other tangible assets necessary for the conduct of its business as currently conducted.

                  (e) To the Company's knowledge, the Company is not in violation in any material respect of any applicable zoning ordinance or other law, regulation or requirement relating to the operation of any properties used in the operation of its business, and the Company is not aware of any such violation, or the existence of any threatened or actual condemnation proceeding with respect to any of the Real Property, except, in each case, with respect to violations the potential consequences of which do not or are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.


            3.11 Accounts Receivable. All of the accounts receivable of the Company are valid and legally binding, represent bona fide transactions and arose in the ordinary course of business. None of such accounts receivable are subject to valid counterclaims or setoffs, and all are collectible in accordance with their terms, except to the extent of any bad debt reserves reflected on the Latest Balance Sheet.

            3.12 Inventory. The Company's inventory of supplies, work in process and finished products relating to its business consists of items of a quality and quantity usable and, with respect to finished products only, salable at the Company's normal profit levels, in each case, in the ordinary course of its business. The Company has on hand or has ordered and expects timely delivery of such quantities of supplies as are reasonably required to maintain the manufacture and shipment of the Company's products at their normal production levels.

            3.13  Tax Matters.

                  (a) The Company and any Plans (as defined in Section 3.20 hereof), as the case may be (each, a "Tax Affiliate" and, collectively, the "Tax Affiliates"), has: (i) timely filed (or has had timely filed on its behalf) all returns, declarations, reports, estimates, information returns, and statements ("Returns") required to be filed or sent by it in respect of any Taxes (as defined in subsection (j) below) due or payable on or prior to the date hereof or required to be filed or sent by it by any taxing authority having jurisdiction, which Returns are true and correct and have been completed in accordance with applicable law; (ii) timely and properly paid (or has had paid on its behalf) all Taxes payable with respect to such Returns and/or the periods to which such Returns pertain; (iii) complied with all applicable laws, rules, and regulations relating to the withholding of Taxes and the payment thereof (including, without limitation, withholding of Taxes under Sections 1441 and 1442 of the Code, or similar provisions under any foreign laws), and timely and properly withheld from individual employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under all applicable laws.

                  (b) There are no liens for Taxes upon any of the assets, except liens for Taxes not yet due.

                  (c) The Company has not been delinquent in the payment of any Tax. No deficiency for any Taxes has been proposed, asserted or assessed against the Company or the Tax Affiliates that has not been resolved and paid in full. No waiver, extension or comparable consent given by the Company or the Tax Affiliates regarding the application of the statute of limitations with respect to any Taxes or Returns is outstanding, nor is any request for any such waiver or consent pending. There has been no Tax audit or other administrative proceeding or court proceeding with regard to any Taxes or Returns, nor is any such Tax audit or other proceeding pending, nor has there been any notice to the Company by any Taxing authority regarding any such Tax, pending audit or other pending proceeding, or, to the knowledge of the Company and the Stockholders, is any such Tax audit or other proceeding threatened with regard to any Taxes or Returns. The Company expects no assessment of any additional Taxes on the Company or the Tax Affiliates and is not aware of any unresolved questions, claims or disputes concerning the liability for Taxes on the Company or the Tax Affiliates which would exceed the estimated reserves established on its books and records.

                  (d) Neither the Company nor any Tax Affiliate is a party to any agreement, contract or arrangement that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code and the consummation of the transactions contemplated by this Agreement will not be a factor causing payments to be made by the Company or any Tax Affiliate that are not deductible (in whole or in part) under Section 280G of the Code.

                  (e) Neither the Company nor any Tax Affiliate has requested any extension of time within which to file any Return, which Return has not since been filed.

                  (f) The Company has no liabilities for unpaid Taxes which have not been accrued or reserved against in the Annual Financial Statements, whether asserted or unasserted, contingent or otherwise, and the Company has not incurred any liability for Taxes since the date of the Latest Balance Sheet other than in the ordinary course of business consistent with past practice.

                  (g) The Company and any Tax Affiliate have provided to Parent copies of all federal and state income and all state sales and use Tax Returns for the last three (3) calendar years.

                  (h) The Company has (i) never been a member of an affiliated group (within the meaning of Code Section 1504(a)) filing a consolidated federal income Tax Return (other than a group the common parent of which was Company) and (ii) no liability for the Taxes of any person (other than Company or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.

                  (i) The Company is not a party to any tax sharing, indemnification or allocation agreement and does not owe any amount under any such agreements.

                  (j) For purposes of this Agreement, the term "Tax" or "Taxes" means all taxes, charges, fees, levies, or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, social security, unemployment, disability, workers' compensation, excise, estimated, severance, stamp, occupation, property, or other taxes, customs duties, fees, assessments, or charges of any kind whatsoever, including, without limitation, all interest and penalties thereon, and additions to tax or additional amounts imposed by any taxing authority, domestic or foreign, upon either the Company or any Tax Affiliate.

            3.14  Contracts and Commitments.

                  (a) The Disclosure Schedule, under the caption referencing this Section 3.14, lists the following agreements, whether oral or written, to which the Company is a party and, which are currently in effect (the "Contracts"):

                        (i) collective bargaining agreement or contract with any labor union;

                        (ii) bonus, pension, profit sharing, retirement or other form of deferred compensation plan, other than as described under the caption referencing Section 3.20 hereof in the Disclosure Schedule;

                        (iii) hospitalization insurance or other welfare benefit plan or practice, whether formal or informal, other than as described under the caption referencing Section 3.20 hereof in the Disclosure Schedule;

                        (iv)  stock purchase or stock option plan;

                        (v) contract for the employment of any officer, individual employee or other person on a full-time or consulting basis or relating to severance pay for any such person;

                        (vi) confidentiality or nondisclosure agreement, excluding non-exclusive license agreements entered into in the ordinary course of business;

                        (vii) contract, agreement or understanding relating to the voting of any of the Company Common Stock or the election of directors of the Company;

                        (viii) agreement or indenture relating to the borrowing of money or to mortgaging, pledging or otherwise placing a lien (other than a purchase money security lien) on any of the assets of the Company;

                        (ix) guarantee of any obligation for borrowed money or otherwise;

                        (x) lease or agreement under which it is lessee of, or holds or operates any property, real or personal, owned by any other party for which the annual rental exceeds $5,000;

                        (xi) lease or agreement under which it is lessor of, or permits any third party to hold or operate, any property, real or personal for which the annual rental exceeds $5,000;

                        (xii) contract or group of related contracts with the same party for the purchase of products or services under which the undelivered balance of such products or services is in excess of $5,000;

                        (xiii) contract or group of related contracts with the same party for the sale of products or services under which the undelivered balance of such products or services has a sales price in excess of $5,000;

                        (xiv) contract or group of related contracts with the same party (other than any contract or group of related contracts for the purchase or sale of products or services) continuing over a period of more than six months from the date or dates thereof, not terminable by it on 30 days' or less notice without penalty and involving more than $5,000;

                        (xv) contract which prohibits the Company from freely engaging in business anywhere in the world;

                        (xvi) contract for the distribution of any of the products of the Company (including any distributor, sales and original equipment manufacturer contract);

                        (xvii) license agreement or other agreement providing for the payment or receipt of royalties or other compensation by the Company in connection with the intellectual property rights listed under the caption referencing Section 3.15 hereof in the Disclosure Schedule;

                        (xviii) contract or commitment for capital expenditures in excess of $5,000 individually;

                        (xix) agreement for the sale of any capital asset with a net book value in excess of $5,000;

                        (xx) all contracts terminable by the other party thereto upon a change of control of the Company or upon the failure of the Company to satisfy financial or performance criteria specified in such contract as provided therein; or

                        (xxi) other agreement which is either material to the Company or was not entered into in the ordinary course of business.

                  (b) The Company has performed in all material respects all obligations required to be performed by it in connection with the Contracts and is not in receipt of any claim of default under any such Contract or is aware of any basis for such claim. The Company does not have a present expectation or intention of not fully performing any material obligation pursuant to any Contract other than the failure to obtain any consents required by any third parties to the assignment of such Contracts or to the change of control upon the Merger, neither of which shall not be deemed to be a breach hereunder. Neither the Company nor the Stockholders have any knowledge of any breach or anticipated breach by any other party to any Contract.

                  (c) Prior to the date of this Agreement, to the knowledge of the Company and the Stockholders, Parent has been supplied with a true and complete copy of each written Contract, and a written description of each oral Contract, together with all amendments, waivers or other changes thereto.

            3.15  Intellectual Property Rights.

                  (a)   Definitions.

                        (i) "Copyrights" shall mean rights in original
works of authorship  including,  without  limitation,  computer  programs,  as
those  terms  are  used  in  17  U.S.C. ss.101  et  seq.,   and  rights  under
corresponding foreign laws.

                        (ii) "Intellectual Property Rights" shall mean the Copyrights, Patent Rights, Trademarks and Trade Secrets that are owned or controlled by the Company or the Stockholders on the Effective Date.

                        (iii) "Know-How" shall mean proprietary information contained in (A) design documents, (B) specifications and performance criteria,
(C) operating instructions and maintenance manuals, (D) source and object code copies of the Owned Software in electronic and printed forms, (E) designs for Software Systems, (F) computer software tools owned by the Company and related documentation, including, without limitation, source and object code copies therefor in electronic and printed forms, (G) prototypes, models or samples, (H) files related to the Owned Software and Software Systems of the Company stored on any storage device or media that is under the control of the Company or the Stockholders, (I) files relating to applications for Intellectual Property Rights and (J) all other tangible proprietary materials used in or held for use in connection with the Owned Software or the business of the Company, or otherwise related to the Company, as of the Effective Date.

                        (iv) "Licensed Software" shall mean all software and all software design tools used or intended for use by the Company under license (or for which the Company has a right to reproduce and distribute copies), including without limitation those identified in the Disclosure Schedule under the caption referencing this Section 3.15(a)(iv).

                        (v) "Owned Software" shall mean the computer programs that the Company or the Stockholders has developed, is developing or plans to develop, or has marketed, is marketing or plans to market, exclusive of any Licensed Software, in connection with the operation of the Company as presently conducted or presently planned to be conducted, including without limitation those which are identified in the Disclosure Schedule under the caption referencing this Section 3.15(a)(v).

                        (vi) "Owned Software Documentation" shall mean the manuals and specifications for the Owned Software or Software Systems, which documentation is identified in the Disclosure Schedule under the caption referencing this Section 3.15(a)(vi).

                        (vii) "Patent Rights" shall mean the rights provided by a United States or foreign patent, including renewals, reissues, reexaminations or extensions thereof, and on any applications for the foregoing, including any divisions, continuations and continuations-in-part thereof filed by the Company or the Stockholders on or before the Effective Date, including without limitation those identified in the Disclosure Schedule under the caption referencing this Section 3.15(a)(vii).

                        (viii) "Software Systems" shall mean any combination developed by the Company or its Stockholders of the Owned Software and Licensed Software, whether or not used with third party hardware, firmware or software, except for customer installed and implemented third party software.

                        (ix) "Trade Secrets" shall mean all proprietary information that is used or held by the Company or the Stockholders and that (A) derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable through proper means by, third parties who can obtain economic value from its disclosure or use and (B) is the subject of efforts by the Company or the Stockholders that have been reasonable under the circumstances to maintain its secrecy, such as, without limitation, source and object code, software documentation, computer program designs, and information regarding future business opportunities.

                        (x) "Trademarks" shall mean trade names, trademarks, service marks, trade dress, product configurations, and domain names that are used or intended to be used by the Company or the Stockholders and all
(A) goodwill and common law rights associated therewith, (B) registration applications pending thereon in any state and in any country and (C) registrations issued thereon in any state and in any country including, but not limited to, those tradenames, trademarks, service marks or domain names identified in the Disclosure Schedule under the caption referencing this Section 3.15(a)(x).

                       (b) Representations and Warranties.

                        (i) The Company owns or has the exclusive right to use the Intellectual Property Rights and the Know-How and has the right to disclose all the Know-How to Parent. The Company has taken all reasonable action to protect the Intellectual Property Rights, including without limitation, use of reasonable secrecy measures to protect the Trade Secrets included in the Intellectual Property Rights. All source code in the Owned Software is reasonably protected as a Trade Secret and all object code in the Owned Software has been distributed pursuant to a valid license prohibiting reverse engineering and providing that the rights in such object code shall remain with the Company, except as may be disclosed in Schedule 3.15(b)(i).

                        (ii) The Intellectual Property Rights together with the third party rights licensed to the Company under the Licensed Software agreements comprise all intellectual property rights used or held for use by the Company in, and constitute all intellectual property rights necessary for the conduct of, the business of the Company as presently conducted or presently planned to be conducted. As of the Closing, all Intellectual Property Rights owned or developed by the Stockholders has been fully and irrevocably transferred to the Company, and the Stockholders represent and warrant that, as of the Closing, they will have no ownership rights in the Intellectual Property Rights independent of the Company.

                        (iii) The   Intellectual   Property   Rights   do  not
infringe, misappropriate or violate the intellectual property rights of any third party. No claim by any third party contesting the validity or enforceability of any Intellectual Property Rights has been made or threatened, and the Company has not received any notice of and neither the Company nor the Stockholders has knowledge of any facts suggesting any infringement, misappropriation or violation by others of any Intellectual Property Rights.

                        (iv) The products and services offered by the Company, the Company's products under development, and the Company's development activities have not resulted in the infringement, violation, illicit copying or misappropriation by the Company of any third party intellectual property rights, and no such infringement, violation, illicit copying, or misappropriation by the Company will result with respect to Parent's continuing operation of the business of the Company as now conducted or as presently planned to be conducted.

                        (v) The Licensed Software listed in the Disclosure Schedule under the caption referencing Section 3.15(a)(iv) constitutes all software for which the Company has obtained a license to use the intellectual property rights of third parties in exchange for a royalty or any other consideration. Except for the licenses for Licensed Software listed in the Disclosure Schedule under the caption referencing Schedule 3.15(a)(iv) and other than "shrink-wrap" commercial software, there are no other agreements requiring the Company to make payments or provide any consideration for, or restricting the Company's right to use, any intellectual property rights of third parties. Except as set forth on the Disclosure Schedule under the caption referencing this Section 3.15(b)(v), there is no software or equipment of any kind needed in order to make the Owned Software and Software Systems fully operational and capable of performing in accordance with their specifications for the Company's customers in all material respects.

                        (vi) The Company owns, has the unrestricted right to use and has sole and exclusive possession of and has good and valid title to, or sufficient license or other rights to, all of the Intellectual Property Rights, free and clear of any lien, encumbrance, security interest, charge, mortgage, option, pledge, or restriction on transfer of any nature whatsoever, except as disclosed in Schedule 3.15(b)(vi).

                        (vii) The   Intellectual   Property   Rights   are  in
compliance with formal legal requirements (including the payment of filing, examination and maintenance fees and proofs of use), are valid and enforceable. Neither the Company nor the Stockholders has applied for or obtained any Patents. No Trademarks have been or are involved in any opposition, invalidation or cancellation proceeding and, to the knowledge of Company and the Stockholders, there is no basis for the commencement of any such proceeding. The Trademarks are valid and enforceable, and to the knowledge of the Company and the Stockholders, no infringement is taking place.

                        (viii) Except as set forth in the Disclosure
Schedule under the caption referencing this Section 3.15(b)(viii), the Company is not obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner of, or licensor of, or other claimant to, any Intellectual Property Rights or any third party intellectual property rights.

                        (ix) Except as set forth in the Disclosure Schedule under the caption referencing this Section 3.15(b)(ix), all current and former employees, contractors and consultants of the Company who have ever been involved in the technical or scientific aspects of the business of the Company have executed written agreements with the Company which assign to the Company all rights to any inventions, improvements, or discoveries of information made by them during their service to the Company. To the knowledge of the Company and the Stockholders, no employee, contractor or consultant of the Company has entered into any agreement which restricts or limits in any way the scope or type of work in which such employee, contractor or other consultant may be engaged or requires such employee, contractor, or consultant to transfer, assign, or disclose information concerning such employee's, contractor's, or consultant's work to anyone other than the Company.


            3.16 Software Warranties. Specifically with respect to the Owned Software and without limiting Section 3.15 hereof, the Company hereby represents and warrants as follows:

                  (a) The Company is the sole proprietor of the Owned Software and the sole proprietor or a licensee of the Software Systems and has not granted to any third party any license for or access to the Owned Software or Software Systems other than object code licenses to end-users or licenses authorizing the distribution of such object code licenses to such end-users (directly or through intermediary distributors);

                  (b) The Company has the full power and authority to exploit commercially all rights in the Owned Software or (to the extent permitted under the third party license agreements for the Licensed Software) the Software Systems and has never previously assigned, transferred or otherwise encumbered these rights other than non-exclusive object code licenses to end-users or non-exclusive licenses authorizing to distribution of such object code licenses to such end-users (directly or through intermediary distributors, all of which are set forth on the Disclosure Schedule under the caption referencing this
Section 3.15(b));

                  (c) No portion of the Owned Software has been obtained from or copied from public domain software, nor put in the public domain by the Company. As used in this paragraph (c), "public domain" shall mean copyrightable material for which the copyright or any other intellectual property right therein has been disclaimed by the owner thereof so that such materials are free to be used without restriction and without accounting to such owner;

                  (d) The Owned Software or Software Systems and the reproduction, distribution, preparation of derivative works based upon, performance of or display of the Owned Software do not infringe any statutory or common law copyright;

                  (e) The Disclosure Schedule, under the caption referencing this Section 3.16(e), lists all computer programs and modules comprising the Owned Software and Software Systems;

                  (f) The Owned Software and the reproduction, preparation of derivative works based upon, performance of or display of the Owned Software and its use in the conduct of the business of the Company as now conducted does not infringe or violate any intellectual property right of any third party;

                  (g) The Owned Software and Software Systems delivered, or tested and ready to be delivered, to customers of the Company are free from defects interfering with the operation of such Owned Software or Software Systems for their intended purpose (except for such defects which, in the ordinary course of the business of the Company consistent with the past practice of the Company, would be corrected by the Company without extraordinary cost) and contain no errors or defects which could result in the catastrophic or substantial failure of a telecommunications transmission system of which they are a part, and such Owned Software and Software Systems are free from viruses, worms, trojan horses or other such "foreign" code which could interrupt normal processing, corrupt data, render such software unusable or otherwise materially interfere with the operations of such Owned Software or Software Systems or associated software or equipment, except that the Owned Software or Software Systems may include a "license manager" that protects against improper copying or use and that provides time and capacity controls if so programmed;

                  (h) The Company has full and exclusive control of the source code for the Owned Software and Software Systems (other than Licensed Software contained therein), except as set forth in the Disclosure Schedule referencing this Section 3.16(h); and

                  (i) The Company's use of the Licensed Software, including the reproduction, distribution, preparation of derivative works based upon, performance of or display of the Licensed Software, do not infringe any statutory or common law copyright or violate or breach any terms of any agreement applicable thereto.

            3.17 Litigation. There are no material actions, suits, proceedings, orders or investigations pending or, to the knowledge of the Company and the Stockholders, threatened against the Company, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and there is no reasonable basis known to the Company or the Stockholders for any of the foregoing.

            3.18 Warranties. The Disclosure Schedule summarizes under the caption referencing this Section 3.18 all claims outstanding, pending or, to the knowledge of the Company and the Stockholders threatened for breach of any warranty relating to any products sold by the Company prior to the date hereof. The description of the Company's product warranties set forth under the caption referencing this Section 3.18 is correct and complete. The reserves for warranty claims on the Latest Balance Sheet are consistent with the Company's prior practices and are fully adequate to cover all warranty claims made or to be made against any products of the Company sold prior to the date hereof.

            3.19  Employees.

                  (a) Except as set forth in the Disclosure Schedule under the caption referencing this Section 3.19:

                        (i) to the knowledge of the Company and the Stockholders, no officer, manager or any employee listed as a "significant employee" on the Disclosure Schedule referencing this Section 3.19 (collectively, "Significant Employees") of the Company and no group of the Company's employees has any plans to terminate his, her or its employment; (ii) the Company has substantially complied with all laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes; (iii) the Company has no material labor relations problem pending and its labor relations are satisfactory; (iv) there are no workers' compensation claims pending against the Company nor is the Company aware of any facts that would give rise to such a claim; (v) to the knowledge of the Company and the Stockholders, no employee is subject to any secrecy or noncompetition agreement or any other agreement or restriction of any kind that would impede in any way the ability of such employee to carry out fully all activities of such employee in furtherance of the business of the Company; (vi) no employee or former employee of the Company has any claim with respect to any Intellectual Property Rights of the Company; and (vii) no employee or, to the best knowledge of the Company and the Stockholders, former employee has worked or is working for a direct competitor of the Company, with or on a product that is in competition with or derived from or similar to a present or past product of the Company. The Disclosure Schedule, under the caption referencing this Section 3.19, lists, as of the date set forth in the Disclosure Schedule, each employee who performs functions in connection with the business and the position, title, remuneration (including any scheduled salary or remuneration increases), date of employment and accrued vacation pay of each such employee.

            3.20  Employee Benefit Plans.

                  (a) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and "Plan" means every plan, fund, contract, program and arrangement (whether written or not) which is maintained or contributed to by the Company for the benefit of present or former employees or with respect to which the Company otherwise has current or potential liability. "Plan" includes any arrangement intended to provide: (i) medical, surgical, health care, hospitalization, dental, vision, workers' compensation, life insurance, death, disability, legal services, severance, sickness, accident, or cafeteria plan benefits (whether or not defined in Section 3(1) of ERISA), (ii) pension, profit sharing, stock bonus, retirement, supplemental retirement or deferred compensation benefits (whether or not tax qualified and whether or not defined in Section 3(2) of ERISA), (iii) bonus, incentive compensation, stock option, stock appreciation right, phantom stock or stock purchase benefits, change in control benefits or (iv) salary continuation, unemployment, supplemental unemployment, termination pay, vacation or holiday benefits (whether or not defined in Section 3(3) of ERISA). Section 3.20 of the Disclosure Schedule sets forth all Plans by name and brief description identifying: (i) the type of Plan, including a specific reference to any Plan which provides benefits (or increased benefits or vesting) as a result of a change in control of the Company, (ii) the funding arrangements for the Plan, (iii) the sponsorship of the Plan, and (iv) the participating employers in the Plan.

                  (b) To the extent required (either as a matter of law or to obtain the intended tax treatment and tax benefits), all Plans comply with the requirements of ERISA and the Code. With respect to the Plans, (i) all required contributions which are due have been made and recorded on the books and records of the Company for all future contribution obligations; (ii) there are no actions, suits or claims pending, other than routine uncontested claims for benefits; and (iii) there have been no prohibited transactions (as defined in Section 406 of ERISA or Section 4975 of the Code). Except as otherwise disclosed in the Disclosure Schedule under the caption referencing this Section 3.20(b), all benefits under the Plans are payable either through a fully-funded trust or an insurance contract and no Plan is self-funded.

                  (c) Parent has received true and complete copies of (i) all Plan documents, including related trust agreements or funding arrangements; (ii) the most recent determination letter, if any, received by the Company from the IRS regarding the Plans and any amendment to any Plan made subsequent to any Plan amendments covered by any such determination letter; (iii) the most recent financial statements for the Plans; (iv) the most recently prepared actuarial valuation reports; (v) any current summary plan descriptions; (vi) annual returns/reports on Form 5500 and summary annual reports for each of the most recent three plan years; (vii) any filings (including drafts of intended filings) with the IRS or the Department of Labor ("DOL") within the last three years preceding the date of this Agreement; and (viii) any material correspondence to or from the IRS or DOL within the last three years preceding the Effective Date in connection with any Plan. To the knowledge of the Company and the Stockholders, nothing has occurred that could adversely affect the qualification of the Plans and their related trusts.

                  (d) The Company does not maintain or contribute to (and has never contributed to) any multi-employer plan, as defined in Section 3(37) of ERISA. The Company has no actual or potential liabilities under Title IV of ERISA, including under Section 4201 of ERISA for any complete or partial withdrawal from a multi-employer plan.

                  (e) The Company has no actual or potential liability for death or medical benefits after separation from employment, other than (i) death benefits under the employee benefit plans or programs (whether or not subject to ERISA) set forth in Section 3.20 of the Disclosure Schedule and (ii) health care continuation benefits described in Section 4980B of the Code.

                  (f) Neither the Company nor any of its directors, officers, employees or other "fiduciaries", as such term is defined in Section 3(21) of ERISA, has committed any breach of fiduciary responsibility imposed by ERISA or any other applicable law with respect to the Plans which would subject the Company, Parent or any of their respective directors, officers or employees to any material liability under ERISA or any applicable law.

                  (g) There are no other trades or businesses, whether or not incorporated, which, together with the Company, would be deemed to be a "single employer" within the meaning of Code Sections 414(b), (c) or (m).

                  (h) Except with respect to Taxes on benefits paid or provided, no Tax has been waived or excused, has been paid or is owed by any person (including, but not limited to, any Plan, any Plan fiduciary or the Company) with respect to the operations of, or any transactions with respect to, any Plan. No action has been taken by the Company, nor has there been any failure by the Company to take any action, nor is any action or failure to take action contemplated by the Company (including all actions contemplated under this Agreement), that would subject any person or entity to any liability or Tax imposed by the IRS or DOL in connection with any Plan. No reserve for any Taxes has been established with respect to any Plan by the Company nor has any advice been given to the Company with respect to the need to establish such a reserve.

                  (i) There are no (i) legal, administrative or other proceedings or governmental investigations or audits, or (ii) complaints to or by any Governmental Entity, which are pending, anticipated or, to the knowledge of the Company and the Stockholders, threatened, against any Plan or its assets, or against any Plan fiduciary or administrator, or against the Company or its officers or employees with respect to any Plan.

                  (j) There are no leased employees, as defined in Section 414(n) of the Code, providing services to the Company, that must be taken into account with respect to the requirements under Section 414(n)(3) of the Code.

                  (k) Each Plan may be terminated directly or indirectly by its then-current sponsor, the Parent and the Company, as applicable, in its sole discretion, at any time before or after the Effective Date in accordance with its terms, without causing the Parent or the Company to incur any liability to any person, entity or government agency for any conduct, practice or omission of the Company which occurred prior to the Effective Date, except for liabilities, to and the rights of, the employees thereunder accrued prior to the Effective Date, or if later, the time of termination, and except for continuation rights required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or other applicable law.

            3.21 Insurance. The Disclosure Schedule, under the caption referencing this Section 3.21, lists and briefly describes each insurance policy maintained by the Company and sets forth the date of expiration of each such insurance policy. All of such insurance policies are in full force and effect and are issued by insurers of recognized responsibility. The Company is not in default with respect to its obligations under any of the insurance policies. The Company and the Stockholders have no knowledge of any threatened termination of any of such policies.

            3.22 Affiliate Transactions. Except as disclosed in the Disclosure Schedule under the caption referencing this Section 3.22, and other than pursuant to this Agreement, no Stockholder, director or Significant Employee of the Company or any member of the immediate family of any such Stockholder, director or Significant Employee, or any entity in which any of such persons owns any beneficial interest (other than any publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than one percent of the stock of which is beneficially owned by any of such persons) (collectively "insiders"), has any agreement with the Company (other than normal employment arrangements) or any interest in any property, real, personal or mixed, tangible or intangible, used in or pertaining to the business of the Company (other than ownership of capital stock of the Company). None of the aforementioned parties has any direct or indirect interest (other than any publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than one percent of the stock of which is beneficially owned by any of such persons) in any competitor, vendor, supplier or customer of the Company or in any person, firm or entity from whom or to whom the Company leases any property, or in any other person, firm or entity with whom the Company transacts business of any nature. For purposes of this Section 3.22, the members of the immediate family of a Stockholder, director or Significant Employee shall consist of the spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law of such director or Significant Employee.

            3.23 Customers. The Disclosure Schedule, under the caption referencing this Section 3.23, lists all customers under maintenance contracts with the Company, the expiration date of such agreements, and the amount paid to the Company by each such customer within the past twelve months. To the knowledge of the Company and the Selling Stockholders, no customer listed on the Disclosure Schedule under the caption referencing this Section 3.23 has indicated that it will or may stop or materially decrease the rate of business done with the Company.

            3.24  Compliance with Laws; Permits.

                  (a) The Company and its officers, directors, agents and employees have complied in all material respects with all applicable laws, regulations and other requirements, including, but not limited to, federal, state, local and foreign laws, ordinances, rules, regulations and other requirements pertaining to product labeling, consumer products safety, equal employment opportunity, employee retirement, affirmative action and other hiring practices, occupational safety and health, workers' compensation, unemployment and building and zoning codes, which affect the business, the assets of the Company or the Real Property and to which the Company may be subject, and no claims have been filed against the Company alleging a violation of any such laws, regulations or other requirements. The Company and the Stockholders have no knowledge of any action, pending or threatened, to change the zoning or building ordinances or any other laws, rules, regulations or ordinances affecting the assets of the Company or the Real Property. The Company is not relying on any exemption from or deferral of any such applicable law, regulation or other requirement that would not be available to the Surviving Corporation.

                  (b) The Company has, in full force and effect, all material licenses, approvals, permits and certificates, from federal, state and foreign authorities (including, without limitation, federal and state agencies regulating occupational health and safety) and all material licenses, approvals, permits and certificates from local authorities, in each case, necessary to conduct its business and own and operate its assets in all material respects (collectively, the "Permits"). A true and complete list of all the Permits is set forth under the caption referencing this Section 3.24 in the Disclosure Schedule. The Company has conducted its business in compliance with all material terms and conditions of the Permits.

                  (c) Neither the Company nor any person representing the Company has at any time: (i) made any payment in material violation of the Foreign Corrupt Practices Act; or (ii) made any payment to any foreign, federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

                  (d) In particular, but without limiting the generality of the foregoing, the Company has not materially violated and has no liability, and has not received a notice or charge asserting any violation of or liability under, the federal Occupational Safety and Health Act of 1970 or any other federal or state acts (including rules and regulations thereunder) regulating or otherwise affecting employee health and safety.

            3.25 Bank Accounts. The Disclosure Schedule under the caption referencing this Section 3.25 sets forth a full and complete list of all bank accounts and safe deposit boxes of the Company, the number of each such account or box, and the names of the persons authorized to draw on such accounts or to access such boxes. All cash in such accounts is held in demand deposits and is not subject to any restriction or documentation as to withdrawal.

            3.26 Indemnification Obligations; Certain Proceedings. The Company and the Stockholders have no knowledge of any action, proceeding or other event pending or threatened against any officer or director of the Company which would give rise to any indemnification obligation of the Company to its officers and directors under its Certificate of Incorporation, Bylaws or any agreement between the Company and any of its officers or directors. None of the Stockholders has since May 1, 1993 (i) filed a petition under the Federal bankruptcy laws or any state insolvency law, or had a receiver, fiscal agent or similar officer appointed by a court for their business or property, or for any partnership in which they were a general partner or any corporation or business association of which they were an executive officer at or within two years before such filing or (ii) been arrested, indicted or convicted in a criminal proceeding or been named the subject of a pending criminal proceeding (excluding traffic violations).

            3.27 Brokerage. No third party shall be entitled to receive any brokerage commissions, finder's fees, fees for financial advisory services or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Company.

            3.28 No Existing Discussions. Neither the Company, the Stockholders, nor any director, officer, stockholder, employee or agent of the Company or the Stockholders is engaged, directly or indirectly, in any discussions or negotiations with any third party relating to any transaction that would be inconsistent with the accomplishment of the Merger hereunder or the Merger, such as any merger, consolidation, sale of assets or similar business combination transaction involving the Company.

            3.29 Closing Certificate. The Closing Working Capital set forth on the Closing Certificate will, as of the Closing Date, (a) be derived from and be in accordance with the books and records of the Company and (b) fairly and accurately represent the Closing Working Capital at the Closing Date in conformity with generally accepted accounting principles ("GAAP") and the methodology set forth in Exhibit B attached hereto (provided; however, that if Exhibit B expressly provides for a deviation from GAAP, such deviation shall not be deemed to be in violation of this Section 3.29). All of the amounts included in Closing Working Capital per items (i) of Exhibit B, representing amounts owing from customers for goods delivered or services provided as of the Closing Date, and (ii) of Exhibit B, representing amounts invoiced by the Company to customers for annual maintenance agreements that have expired or will expire within sixty (60) days of the Closing Date but which are unpaid as of the Closing Date, will be collected by the Company within 90 days following the Closing Date.

            3.30 Disclosure. Neither this Agreement nor any of the Exhibits hereto nor any of the documents delivered by or on behalf of the Company or the Stockholders pursuant to Article VII hereof nor the Disclosure Schedule nor any of the Annual and Latest Financial Statements hereof, taken as a whole, contain any untrue statement of a material fact regarding the Company or the Business or the transactions contemplated by this Agreement. This Agreement, the Exhibits hereto, the documents delivered to Parent by or on behalf of the Company and the Stockholders pursuant to Article VII hereof, the Disclosure Schedule and the Financial Statements, taken as a whole, do not omit any material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading, and there is no fact which has not been disclosed to Parent of which the Company or the Stockholders is aware which has or could reasonably be anticipated to have a Material Adverse Effect.


                                   ARTICLE IV

           REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

            Parent and Merger Sub hereby represent and warrant to the Company and the Stockholders that:

            4.01 Incorporation and Corporate Power. Each of Parent and Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation, with the requisite corporate power and authority to enter into this Agreement and perform its obligations hereunder. The execution, delivery and performance of this Agreement has been duly and validly approved and authorized by Parent's Board of Directors in compliance with applicable law (including the DGCL) and Parent's Certificate of Incorporation.

            4.02 Execution, Delivery; Valid and Binding Agreement. The execution, delivery and performance of this Agreement by Parent and Merger Sub and the execution of the Certificate of Merger by Merger Sub, and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite corporate action, and no other corporate proceedings on its part are necessary to authorize the execution, delivery or performance of this Agreement or the Certificate of Merger. This Agreement has been duly executed and delivered by Parent and Merger Sub and constitutes the valid and binding obligation of Parent and Merger Sub, enforceable in accordance with its terms and the Certificate of Merger, when executed and delivered by Merger Sub, will constitute the valid and binding obligation of Merger Sub, enforceable in accordance with its terms.

            4.03 No Breach. The execution, delivery and performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby do not conflict with or result in any breach of any of the provisions of, constitute a default under, result in a violation of, result in the creation of a right of termination under the provisions of the Articles of Incorporation or Bylaws of Parent or the Certificate of Incorporation or Bylaws of Merger Sub or any indenture, mortgage, lease, loan agreement or other agreement or instrument by which either Parent or Merger Sub is bound or affected the breach, default, violation or termination of which would result in a material adverse effect on Parent or Merger Sub. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Parent or Merger Sub in connection with the execution and delivery of this Agreement by Parent and Merger Sub or the consummation by Parent and Merger Sub of the transactions contemplated hereby except for (a) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and (b) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state and federal securities laws.

            4.04 Parent Common Stock. The description of the authorized capital stock of Parent in the Parent SEC reports (as that term is defined below) is accurate in all material respects. The shares of Parent Common Stock to be issued pursuant to the Merger will, when issued and delivered in accordance with this Agreement, be duly authorized, validly issued, fully paid and nonassessable and issued pursuant to a valid exemption from registration under the Securities Act and Regulation D promulgated thereunder; provided, however, that the Parent Common Stock to be issued hereunder will be subject to restrictions on transfer under applicable federal and state securities laws.

            4.05 SEC Filings; Financial Statements. Parent has made or will make available to the Company a true and complete copy of its latest Annual Report on Form 10-K, definitive proxy statement, annual report to shareholders and all periodic reports filed by Parent with the Securities and Exchange Commission ("SEC") since the end of Parent's last fiscal year (collectively, as supplemented and amended since the time of filing, the "Parent SEC Reports"). The Parent SEC Reports, including all Parent SEC Reports filed after the date of this Agreement (i) were or will be prepared in all material respects with all applicable requirements of the Securities Act and the Exchange Act, as the case may be, and (ii) did not at the time they were filed or will not at the time they are filed, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                    ARTICLE V

                      COVENANTS PRIOR TO THE EFFECTIVE TIME

            5.01 Conduct of Business Prior to the Effective Time. As used herein, the term "Pre-Closing Period" means that time period beginning on the date of this Agreement and ending upon the earlier to occur of (a) the Effective Time and (b) the termination of this Agreement in accordance with the provisions of Article VIII. The Company and each of the Stockholders hereby covenant and agree with Parent that, during the Pre-Closing Period, the Company will not enter into any transaction or agreement, make any payment, or take any action, that is not within the ordinary course of the Company's business, consistent with its past practices, without the prior written consent of an officer of Parent. Without limiting the foregoing, the Company and each of the Stockholders covenant and agree that, during the Pre-Closing Period neither the Company nor the Stockholders (with respect to the Company) shall:

                  (a) take any action that would be inconsistent in any material respects with any of its or their representations or warranties set forth in
Article III or which would be reasonably likely to cause a breach of any such representation or warranty;

                  (b) sell, transfer, assign, convey, lease, license, encumber, move, relocate or otherwise dispose of any of its assets or grant any lien, security interest or Encumbrance on any of its assets;

                  (c) borrow or lend any money, or guarantee or act as a surety for any obligation or indebtedness of any third party;

                  (d) materially increase or decrease its operating expenses;

                  (e) alter, amend or terminate any Contract or any other contract, agreement, arrangement, commitment or undertaking to which the Company is a party and which is material to the Business;

                  (f) enter into any contract, agreement, arrangement, commitment or undertaking which could be characterized as a Contract except for the Company's standard form(s) of end user license or the Company's standard form of service agreement;

                   (g) license any Intellectual Property Rights to any third party, except for end-user licenses of the Company's products to end-user customers entered into in the ordinary course of the Company's business consistent with its past practices on the terms of the Company's standard end-user license, or enter into any other agreement that is not entered into in the ordinary course of the Company's business, consistent with its past practices;

                  (h) enter into any contract, agreement, arrangement, commitment or undertaking for the purchase or sale of any property, real or personal, tangible or intangible;

                  (i) initiate or file any lawsuit, action, arbitration or other litigation proceeding;

                  (j) terminate the employment of any of its Significant Employees;

                  (k) declare, set aside or pay any cash or stock dividend or other distribution in respect of any shares of its capital stock, not redeem or otherwise repurchase or acquire any shares of its capital stock or other securities, not pay or distribute any cash or property to any of its stockholders or security holders or make any other cash payment to any of its stockholders or security holders that is not made in the ordinary course of its business consistent with its past practices;

                  (l) pay, or enter into any agreement to pay, any bonus, royalty, increased salary or special remuneration to any officer, director, employee, consultant or stockholder, modify the salary or other compensation payable by it to any such person or enter into any employment or consulting agreement with any such person enter into any indemnification agreement or agreement to advance expenses of defending any claim, suit or proceeding with any such person;

                  (m) issue or sell any shares of Company's capital stock or any other securities, and not issue, grant or create any warrants, obligations, subscriptions, options, convertible securities, stock appreciation rights or other commitments to issue shares of Company's capital stock;

                  (n) other than in connection with the Merger, merge, consolidate or reorganize with, or acquire, or enter into any other business combination with, or sell or transfer any of its assets or properties to, any person or enter into any negotiations, discussions or agreement for such purpose;

                  (o) make any material payments outside the ordinary course of its business, consistent with its past practice;

                  (p) alter or amend the terms of any of Company's capital stock or other securities or amend its Certificate of Incorporation or Articles of Incorporation, as applicable, or Bylaws;

                  (q) waive or release any material right;

                  (r) change any insurance coverage or issue any certificates of insurance (except for the planned renewal of existing policies on terms not materially different from those in effect on the date of this Agreement);

                  (s) commence a lawsuit other than (i) for the routine collection of bills, or (ii) in such cases where it in good faith determines that the failure to commence suit would result in the material impairment of a valuable aspect of the Business; provided that it consults with Parent before the filing of such suit; and

                  (u) agree to do any of the things described in the preceding clauses (a) through (s).

            5.02 Access to Books and Records. Between the date hereof and the Effective Time, the Company shall afford to Parent and its authorized representatives (the "Parent Representatives") full access at all reasonable times and upon reasonable notice to the offices, properties, books, records, officers, employees and other items of the Company, and the work papers of the Company's independent accountants, and otherwise provide such assistance as is reasonably requested by Parent in order that Parent may have a full opportunity to make such investigation and evaluation as it shall reasonably desire to make of the business and affairs of the Company.

            5.03. Share Transfers Prohibited. The Shareholders shall not transfer or assign any shares of Company Common Stock held by them as of the date of this Agreement, grant or convey any options, rights or other derivative securities or interests in such shares, and shall not permit such shares to become subject to any claims, liens or encumbrances of any kind whatsoever.

            5.04 Regulatory Filings. As promptly as practicable after the execution of this Agreement, the parties shall make or cause to be made all filings and submissions under any laws or regulations applicable to such parties for the consummation of the transactions contemplated herein and the Company and the Stockholders will coordinate and cooperate with Parent (or its affiliates) in exchanging such information necessary to make such filings.

            5.05 Conditions. Each of Parent, Merger Sub, the Company and the Stockholders shall take all commercially reasonable actions necessary or desirable to comply promptly with all legal requirements which may be imposed on such party with respect to the Merger and will promptly cooperate with and furnish such information to any other party hereto in connection with any such requirements imposed upon such other party in connection with the Merger. Each party will take all reasonable actions to obtain (and will cooperate with the other parties in obtaining) any consent, authorization, order or approval of or any registration, declaration or filing with, or an exemption by any governmental entity, or other third party, required to be obtained or made by such party in connection with the Merger or the taking of any action contemplated thereby or by this Agreement; provided, however, that Parent shall not be required to agree to any divestiture by Parent or the Company or any of Parent's subsidiaries or affiliates shares of capital stock or of any business, assets or property of Parent or its subsidiaries or affiliates or of the Company or its affiliates or the imposition of any material limitation on the ability of any of them to conduct their business or to own or exercise control of such assets, properties and stock.

            5.06 No Negotiations. From and after the date of this Agreement until the earlier to occur of the Effective Time or termination of this Agreement pursuant to Article VIII hereof, neither the Company nor the Stockholders shall, and the Company will instruct its officers, directors, employees, agents, representatives and affiliates, not to, directly or indirectly solicit, initiate or encourage submission of any proposal or offer from any person or entity (including any of its or their officers or employees, representatives, agents, or affiliates) relating to any liquidation, dissolution, recapitalization, tender or exchange offer, solicitation of proxies, merger, consolidation or acquisition or purchase of all or any material portion of the assets of, or any equity interest in, the Company or other similar transaction or business combination involving the Company (an "Alternative Transaction") except as provided pursuant to this Agreement, or participate in any discussions or negotiations regarding an Alternative Transaction, or furnish to any other person any information with respect to an Alternative Transaction, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person or entity to do or seek any of the foregoing. The Company shall promptly notify Parent if any such proposal or offer, or any inquiry from or contact with any person with respect thereto, is made and shall promptly provide Parent with such information regarding such proposal, offer, inquiry or contact as Parent may request.

            5.07 Approvals and Consents. Each of the Company, the Stockholders and Parent shall use their reasonable best efforts to obtain all consents and approvals required to be obtained by it to carry out the transactions contemplated by this Agreement, including all consents, waivers or approvals under any of the Contracts in order to preserve the benefits thereunder for the Surviving Corporation and otherwise in connection with the Merger and will cooperate with Parent to obtain all such approvals and consents required of Parent. All of such consents and approvals are set forth in the Disclosure Schedule under the caption referencing Section 3.05.

            5.08 Notification of Certain Matters. The Company and the Stockholders, as the case may be, shall promptly notify Parent of (i) its or them obtaining of knowledge as to the matters set forth in clauses (x), (y) and
(z) below, or (ii) the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be likely to cause (x) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time, including, without limitation, any Material Adverse Effect on the Company, (y) any material failure of the Stockholders, the Company or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or (z) the institution of any claim, suit, action or proceeding arising out of or related to the Merger or the transactions contemplated hereby; provided, however, that no such notification shall affect the representations or warranties of the parties or the conditions to the obligations of the parties hereunder.

            5.09 Invention Assignment and Confidentiality Agreements. The Company and the Stockholders will use its and their reasonable best efforts to obtain from each employee, contractor and consultant of the Company who has had access to any software, technology or copyrightable, patentable or other proprietary works owned or developed by the Company, or to any other confidential or proprietary information of the Company or its clients, an invention assignment and confidentiality agreement in a form reasonably acceptable to Parent, duly executed by such employee, contractor or consultant and delivered to the Company, as may be reasonably requested by Parent prior to the Effective Time; provided, however, that Parent acknowledges and agrees that the Company's standard form of proprietary information and inventions agreement is reasonably acceptable to it.

            5. Closing Certificate. At least two days prior to the Closing Date, the Company will deliver to Parent a draft of the Closing Certificate.


                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

            6.01 Escrow Arrangements. Simultaneously with the Merger on the Effective Date, the Parent will deposit the Escrow Amount with the Escrow Agent (defined in the Escrow Agreement). The Escrow Agreement shall terminate on the one year anniversary of the Effective Date (the "Escrow Period"); provided that the Escrow Period shall not terminate with respect to all or any portion of the Escrow Account that is subject to any pending but unresolved Claims of Parent commenced prior to the Escrow Period. As soon as all such Claims have been resolved, the Escrow Agent shall deliver to the Stockholders any remaining proceeds of the Escrow Account not required to satisfy such claims, in accordance with the provisions of the Escrow Agreement.

            6.02 Further Actions. The Company and the Stockholders agree that if, at any time after the Effective Time, Parent considers or is advised that any further deeds, assignments or assurances are reasonably necessary or desirable to vest, perfect, confirm or continue in Merger Sub or Parent title to any property or rights of Company as provided herein, Parent and any of its officers are hereby authorized by Company and the Stockholders to execute and deliver all such proper deeds, assignments and assurances and do all other things necessary or desirable to vest, perfect, confirm or continue title to such property or rights in Parent or Merger Sub, and otherwise to carry out the purposes of this Agreement, in the name of Company and the Stockholders or otherwise; provided, however, that Parent provides written notice to the Stockholders prior to executing or delivering any documents by or on their behalf.

            6.03 Adoption of Plan. Parent and Merger Sub shall adopt the plan of reorganization set forth in this Agreement and otherwise comply with record keeping, and reporting requirements contained in Treasury Regulation 1.368-3.

            6.04  Preservation of Corporate  Tax Treatment.

(a) (a) Continuity of Business Enterprise. Merger Sub will continue at least one significant historic business line of the Company, or use at least a significant portion of the Company's historic business assets in a business, in each case within the meaning of Treas. Reg. ss. 1.368-1(d), as long as the Company has not sold, transferred or otherwise disposed of its assets that would prevent Merger Sub from doing so.


(b) Treatment as Forward Triangular Merger (Not a C Reorganization). Parent will not liquidate Merger Sub or convert Merger Sub to an entity other than a domestic corporation prior to the second anniversary date of the Effective Time.

(c) Asset and Stock Transfers. Parent has no plan or intention to sell, exchange, transfer or otherwise dispose of any assets acquired by Merger Sub from the Company in the Merger or the stock of Merger Sub, except for dispositions made in the ordinary course of business or transfers described in
Section 368(a)(2)(C) of the Code, Treasury Regulation Section 1.368-2(k)(1), or Revenue Ruling 2001-24, 2001-22 I.R.B. 1290.


                                   ARTICLE VII

                              CONDITIONS TO CLOSING

            7.01 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction of each of the following conditions on or before the Effective Date:

            (a) No Injunctions or Restraints. No judgment, order, decree, statute, law, ordinance, rule or regulation entered, enacted, promulgated, enforced or issued by any court or other Governmental Entity of competent jurisdiction or other legal restraint or prohibition (collectively, "Restraints") shall be in effect (i) imposing or seeking to impose limitations on the ability of Parent to acquire or hold or to exercise full rights of ownership of any securities of the Company; (ii) imposing or seeking to impose limitations on the ability of Parent to combine and operate the business and assets of the Company with any of its affiliates or other operations; (iii) imposing or seeking to impose other material sanctions, damages, or liabilities arising out of the Merger on Parent, Merger Sub or the Company, or any of their officers or directors; (iv) requiring or seeking to require divestiture by Parent of all or any portion of the business, assets, or property of the Company; or (v) otherwise preventing the consummation of the Merger.

            (b) Governmental Action. No action or proceeding shall be instituted by any Governmental Entity seeking to prevent consummation of the Merger, asserting the illegality of the Merger or seeking material damages in connection with the transactions contemplated hereby which continues to be outstanding.

            7.02 Additional Conditions to Parent's and Merger Sub's Obligations. The obligation of Parent and Merger Sub to consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver (in Parent's sole discretion) of each of the following conditions on or before the Effective Date:

                  (a) Representations and Warranties True and Correct. The representations and warranties of the Company and the Stockholders set forth in
Article III hereof shall be true and correct in all material respects at and as of the Effective Date as though then made and as though the Effective Date had been substituted for the date of this Agreement throughout such representations and warranties (without taking into account any disclosures by the Company or the Stockholders of discoveries, events or occurrences arising on or after the date hereof);

                  (b) Covenants Performed. The Company and the Stockholders shall have performed in all material respects all of the covenants and agreements required to be performed and complied with by them under this Agreement prior to the Closing;

                  (c) Consents Obtained. The Company shall have obtained, or caused to be obtained, each consent and approval referred to in Section 5.05 hereof;

                  (d) No Material Adverse Change. Between the date of this Agreement and the Effective Date, there shall not have occurred any change with respect to the business, assets, properties, condition (financial or otherwise), results of operations or prospects of the Company which would result in or would be reasonably likely to have a Material Adverse Effect, whether or not resulting from a breach in any representation, warranty or covenant contained herein;

                  (e) No Litigation. No suit, claim, cause of action, arbitration, investigation or other proceeding with be pending or threatened which contests, challenges or seeks to alter, enjoin or adversely affect the Merger, the Merger or any other transaction contemplated hereby, or threatens to impose material limitations on Parent's right (or the right of any Subsidiary of Parent) to own, retain, use or operate any of its products, properties or assets (including equity, properties or assets of Company on or after consummation of the Merger or seeking a material disposition or divestiture of any such properties or assets. In addition, no suit, claim, cause of action, arbitration, investigation or other proceeding will be pending or threatened which in any manner seeks to hold Parent liable for any actions, omissions or liabilities of the Company.

                  (f) Opinion of Company Counsel. Parent and Merger Sub shall have received from counsel for the Company and the Stockholders a written opinion, dated the Effective Date, addressed to Parent and Merger Sub and reasonably satisfactory to Parent's counsel, in form and substance substantially as set forth in Exhibit C;

                  (g) Employment Agreements with Stockholders. Parent and each of the Stockholders shall have entered into an Employment Agreement substantially in the form attached as Exhibit D (the "Employment Agreements") hereto.

                  (h) Noncompetition Agreements with Stockholders. Parent and each of the Stockholders shall have entered into a Noncompetition Agreement in substantially the form attached as Exhibit E hereto (the "Noncompetition Agreements").

                  (i) Investment Representation Letters. Parent will have received executed counterparts of investment representation letters from each of the Stockholders in the form attached hereto as Exhibit F (the "Investment Representation Letters"), and Parent shall be reasonably satisfied that each of the Stockholders are "accredited investors" within the meaning of Regulation D promulgated under the Securities Act;

                  (j) Stock Certificates. The Stockholders will have delivered to Parent any and all of the Certificates or an affidavit of lost certificate in form and substance reasonably acceptable to Parent.

                  (k) Closing Certificate. Parent will have received the Closing Certificate in form and substance reasonably satisfactory to it; provided, however, that such receipt and acceptance will not be deemed to be an agreement by Parent that the amounts set forth in the Closing Certificate are accurate and will not be deemed to be an acknowledgement or agreement by Parent that the representations set forth in Section 3.30 are true and correct or diminish Parent's remedies under this Agreement if the representations set forth in
Section 3.30 are not true and correct.

                  (l) Due Diligence. Parent will have conducted an all-inclusive due diligence investigation of the Company and the Business, and will not have discovered information from such investigation that is material and adverse to the Company, the Business or the valuation of the Business.

                  (m) Outstanding Receivables from Stockholders. The Stockholder Receivable shall have been repaid in full as of the Closing, and Parent shall have received evidence of such repayment reasonably satisfactory to it; provided; however, that Parent may elect, in its sole discretion, to repay such Stockholder Receivable by and on behalf of the Stockholders at Closing and reduce the Base Cash Consideration dollar for dollar as provided in Section 2.01(b) herein.

                  (n) Delivery of Certain Documents. On the Effective Date, the Company and the Stockholders shall have delivered to Parent and Merger Sub all of the following:

                        (i) a certificate of the President of the Company and each of the Stockholders, dated the Effective Date, stating that the conditions precedent set forth in subsections (a) - (e) above have been satisfied;

                        (ii) a copy of the text of the resolutions adopted by the Board of Directors and the stockholders of the Company authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement, including the Merger and (ii) the Certificate of Incorporation and Bylaws of the Company, along with a certificate executed by the Secretary of the Company, certifying to Parent that such copies are true, correct and complete copies of such resolutions, Certificate of Incorporation and Bylaws, respectively, and that such resolutions, Certificate of Incorporation and Bylaws were duly adopted and have not been amended or rescinded;

                        (iii) copies of the third party and governmental consents and approvals referred to in subsection (c) above;

                        (iv) the Company's minute books, stock transfer records, corporate seal and other materials or copies thereof related to the Company's corporate administration;

                        (v) a copy of the Certificate of Incorporation of the Company, certified by the Secretary of State of the State of Idaho, and a Certificate of Good Standing from the Secretary of State of the State of Idaho evidencing the good standing of the Company in each such jurisdiction;

                        (vi) a copy, fully executed by the Company and the
Stockholders,   as  applicable,   of  the  Escrow  Agreement,  the  Investment
Representation Letters, the Employment Agreements and the Noncompetition Agreements;

                        (vii) Parent shall have received the resignation in writing of the directors and officers of the Company effective as of the Effective Time;

                        (viii) Parent shall have received the final
Closing Certificate; and

                        (ix) such other certificates, documents and
instruments  as  Parent  reasonably   requests  related  to  the  transactions
contemplated hereby.

            7.03 Additional Conditions to Obligations of the Company and the Stockholders. The obligations of the Company and the Stockholders to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver (in their sole discretion) of each of the following conditions on or before the Effective Date:

                  (a) Representations and Warranties True and Correct. The representations and warranties set forth in Article IV hereof will be true and correct in all material respects at and as of the Closing as though then made and as though the Effective Date had been substituted for the date of this Agreement throughout such representations and warranties (without taking into account disclosures by Parent of discoveries, events or occurrences arising on or after the date hereof), except that any such representation or warranty made as of a specified date (other than the date hereof) shall only need to have been true on and as of such date;

                  (b) Covenants Performed. Parent shall have performed in all material respects all the covenants and agreements required to be performed by it under this Agreement prior to the Closing;

                  (c) Delivery of Certain Documents. On the Effective Date, Parent will have delivered to the Company and the Stockholders, as applicable:

                        (i) a certificate of an Officer of Parent dated the Effective Date, stating that the conditions precedent set forth in subsections
(a) and (b) above have been satisfied;

                        (ii) a copy of the Escrow Agreement and the Employment Agreements executed by Parent, Merger Sub and the escrow agent, as applicable; and

                        (iii) a copy of the resolutions adopted by Parent and Merger Sub approving the transactions contemplated by this Agreement, certified by the Secretary or Assistant Secretary of Parent and Merger Sub.

            (d) Employment Offers. On or prior to the Closing Date, Parent will have extended offers of employment to the current employees of the Company, which offers shall provide for substantially similar salary and benefits as well as comparable duties and responsibilities.


                                  ARTICLE VIII

                                   TERMINATION

            8.01  Termination.  This  Agreement  may be terminated at any time
                  -----------
prior to the Closing:

                  (a) by the mutual consent of Parent (on behalf of itself and Merger Sub) and the Company;

                  (b) by either Parent (on behalf of itself and Merger Sub) or the Company if there has been a material misrepresentation, breach of warranty or breach of covenant on the part of the other in the representations, warranties and covenants set forth in this Agreement; provided, that the nonbreaching party may only terminate in the event that the breaching party has not cured such materials breach within ten days after the party seeking to terminate this Agreement has given the other party written notice of such materials breach and its intention to terminate this Agreement pursuant to this
Section 8.01(b).

                  (c) by either Parent (on behalf of itself and Merger Sub) or the Company if the transactions contemplated hereby have not been consummated by June 30, 2003; provided, that, neither Parent nor the Company will be entitled to terminate this Agreement pursuant to this Section 8.01(c) if such party's willful breach of this Agreement has prevented the consummation of the transactions contemplated hereby; or

                  (d) by Parent if, after the date hereof, there shall have been a Material Adverse Effect or if, after the date hereof, an event shall have occurred which, so far as reasonably can be foreseen, would result in any Material Adverse Effect.

            8.02 Effect of Termination. In the event of termination of this Agreement by either Parent or the Company as provided in Section 8.01 hereof, all provisions of this Agreement shall terminate and there shall be no liability on the part of Parent, Merger Sub, or Parent's or Merger Sub's stockholders, officers, or directors, except that: (i) Sections 10.01 (press releases), 10.02 (expenses) and 10.10 (governing law) hereof shall survive indefinitely, and (ii) the parties shall remain liable for their willful breaches of this Agreement prior to the time of such termination.


                                   ARTICLE IX

                            SURVIVAL; INDEMNIFICATION

            9.01 Survival of Representations and Warranties. Notwithstanding any investigation or due diligence made by or on behalf of any of the parties hereto or the results of any such investigation or due diligence and notwithstanding the participation of such party in the Closing or in the preparation of any documents, financial statements or schedules for and on behalf of another party, each party shall be entitled to rely exclusively and entirely on the representations and warranties contained in Article III and Article IV hereof which shall survive the Closing for the greater of the following periods: (i) one year from the Effective Time, or (ii) with respect to any specific representation or warranty under which a party shall have made a claim for indemnification hereunder prior to the first anniversary of the Effective Time and as to which such claim has not been completely and finally resolved prior to the first anniversary of the Effective Time, such representation or warranty shall survive for the period of time beyond the first anniversary of the Effective Time sufficient to resolve, completely and finally, the claim relating to such representation or warranty; provided, however, that the representations and warranties herein of the Company and the Stockholders set forth in Sections 3.07, 3.13, 3.15, 3.16 and 3.17 shall survive the Effective Time until the end of the applicable statute of limitations.

            9.02  Indemnification.

                  (a) Subject to the limitations of Section 9.02(b) hereof, each of the Stockholders, jointly and severally, agrees to indemnify in full Parent, Merger Sub, the Surviving Corporation and their respective officers, directors, employees, agents, stockholders and subsidiaries (collectively, the "Parent Indemnified Parties") and hold them harmless against any loss, liability, deficiency, damage, expense or cost (including reasonable legal expenses)(collectively "Losses"), which the Parent Indemnified Parties may suffer, sustain or become subject to, as a result of (i) any misstatement or omission in any of the representations and warranties of the Company or the Stockholders contained in this Agreement or in any exhibits, schedules, certificates or other documents delivered or to be delivered by or on behalf of the Company pursuant to the terms of this Agreement or otherwise referenced or incorporated in this Agreement (collectively, the "Related Documents"), (ii) any breach of, or failure to perform, any agreement of the Company or the Stockholders contained in this Agreement or any of the Related Documents occurring prior to the Effective Time or (iii) the failure of the Company and the Stockholders to obtain any consents required to be set forth in the Disclosure Schedule under the caption referencing Section 3.05 prior to the Effective Date other than, solely with respect to the customer contracts set forth on Exhibit G attached hereto (the "Listed Agreements"), Losses attributable to the termination of the maintenance agreements with such customers effective as of the date of this Agreement as set forth on Exhibit G (the "Maintenance Agreements"); provided, however, that (i) true, complete and accurate copies of such Maintenance Agreements have been provided to Parent,
(ii) the Company and the Stockholders shall be responsible for any and all Losses in excess of Parent's pro-rata share with respect to each Maintenance Agreement (Parent's pro-rata share to be determined by dividing the total amount payable to the Company pursuant to each such Maintenance Agreement by the number of months covered under such agreement multiplied by the number of months remaining on the agreement at the time of its termination) and (iii) the foregoing limitation on the liability of the Company and the Stockholders shall not be applicable to the breach of any of the representations or warranties of the Company and the Stockholders in Article III hereof (collectively, the "Parent Losses"). The indemnification provided by this Section 9.02(a) shall be satisfied initially from the Escrow Amount (to the extent the Losses can be satisfied through the Escrow Amount). The termination of the Escrow Period shall not relieve the Stockholders from their indemnification obligations hereunder.

                  (b) The Stockholders will be liable to the Parent Indemnified Parties for any Parent Loss, and Parent shall be entitled to set off against the Escrow Amount (i) only if Parent delivers to each of the Stockholders a written notice, setting forth in reasonable detail the identity, nature and amount of Parent Losses related to such claim or claims, (ii) only if the aggregate amount of all Parent Losses exceeds $20,000 (the "Basket Amount"), in which case the Stockholders shall be obligated to indemnify the Parent Indemnified Parties for the total amount of all such Parent Losses and (ii) the Stockholders' aggregate liability for all amounts under this Section 9.02 shall not exceed an amount equal to the sum of (a) the total Adjusted Cash Consideration (which shall include the initial Escrow Account and any amounts paid by Parent at Closing in satisfaction of the Stockholder Receivable) and (b) the fair market value of the Parent Common Stock issued to the Stockholders in the Merger, determined based on the closing price of the Parent Common Stock on the last business day immediately prior to the Effective Time (the "Cap"); provided, however, that notwithstanding anything herein to the contrary, neither the Basket Amount nor the Cap shall be applicable to any claims brought by the Parent Indemnified Parties for breach of the representations and warranties set forth in Sections 3.07, 3.13, 3.15, 3.16, 3.17 and 3.29 herein, pursuant to Section 9.02(a)(iii), or for fraud. Parent's failure to provide the detail required by clause (i) in the preceding sentence shall not constitute either a breach of this Agreement by Parent or any basis for the Stockholders to assert that Parent did not comply with the terms of this Section 9.02 sufficient to cause Parent to have waived its rights under this Section 9.02, unless, and only to the extent, such failure has materially and adversely affected the Stockholders' ability to defend successfully such claim.

            9.03  Indemnification by Parent.

                  (a) Subject to the limitations of Section 9.03(b) hereof, Parent agrees to indemnify in full the Stockholders and the Company's officers, directors, employees, agents, stockholders and subsidiaries (collectively, the "Company Indemnified Parties") and hold them harmless against any Losses which the Company Indemnified Parties may suffer, sustain or become subject to, (A) prior to the first anniversary of the Effective Time, as a result of (i) any misrepresentation in any of the representations and warranties of Parent contained in this Agreement or in any of the Related Documents or (ii) any breach of, or failure to perform, any agreement of Parent contained in this Agreement or any of the Related Documents or (B) any Losses which the Company Indemnified Parties may suffer, sustain or become subject to at any time after the Effective Time arising as a result of the conduct of the business subsequent to the Closing Date or the consummation of the transactions contemplated hereby on the Closing Date (collectively, the "Company Losses").

                  (b) Parent will be liable to the Company Indemnified Parties for any Company Loss (i) only if the Stockholders deliver Parent a written notice, setting forth in reasonable detail the identity, nature and amount of Company Losses related to such claim or claims prior to the first anniversary of the Effective Time, (ii) only if the aggregate amount of all Company Losses exceeds the Basket Amount, in which case Parent shall be obligated to indemnify the Company Indemnified Parties for the total amount of all such Company Losses and (iii) Parent's aggregate liability for all amounts under this Section 9.03 shall not exceed the Cap less the total Adjusted Cash Consideration (which shall include the initial Escrow Account and any amounts paid by Parent at Closing in satisfaction of the Stockholder Receivable). The Stockholders' failure to provide the detail required by clause (i) in the preceding sentence shall not constitute either a breach of this Agreement by them or any basis for Parent to assert that they did not comply with the terms of this Section 9.03 sufficient to cause them to have waived their rights under this Section 9.03, unless, and only to the extent, such failure has materially and adversely affected Parent's ability to defend successfully such claim.

            9.04 Method of Asserting Claims. As used herein, an "Indemnified Party" shall refer to a "Parent Indemnified Party" or "Company Indemnified Party," as applicable, the "Notifying Party" shall refer to the party hereto whose Indemnified Parties are entitled to indemnification hereunder, and the "Indemnifying Party" shall refer to the party hereto obligated to indemnify such Notifying Party's Indemnified Parties.

                  (a) In the event that any of the Indemnified Parties is made a defendant in or party to any action or proceeding, judicial or administrative, instituted by any third party for the liability or the costs or expenses of which are Losses (any such third party action or proceeding being referred to as a "Claim") the Notifying Party shall give the Indemnifying Party prompt notice thereof. The failure to give such notice shall not affect any Indemnified Party's ability to seek reimbursement unless such failure has materially and adversely affected the Indemnifying Party's ability to defend successfully a Claim. The Indemnifying Party shall be entitled to contest and defend such Claim; provided, that the Indemnifying Party (i) has a reasonable basis for concluding that such defense may be successful and (ii) can diligently contest and defend such Claim. Notice of the intention to so contest and defend shall be given by the Indemnifying Party to the Notifying Party within 20 business days after the Notifying Party's notice of such Claim (but, in all events, at least five business days prior to the date that an answer to such Claim is due to be filed). Such contest and defense shall be conducted by reputable attorneys retained by the Indemnifying Party. The Notifying Party shall be entitled at any time, at its own cost and expense (which expense shall not constitute a Loss unless the Notifying Party reasonably determines that the Indemnifying Party is not adequately representing or, because of a conflict of interest, may not adequately represent, any interests of the Indemnified Parties, and only to the extent that such expenses are reasonable), to participate in such contest and defense and to be represented by attorneys of its or their own choosing. If the Notifying Party elects to participate in such defense, the Notifying Party will cooperate with the Indemnifying Party in the conduct of such defense. Neither the Notifying Party nor the Indemnifying Party may concede, settle or compromise any Claim without the consent of the other party, which consents will not be unreasonably withheld. Notwithstanding the foregoing, (i) if a Claim seeks equitable relief or (ii) if the subject matter of a Claim relates to the ongoing business of any of the Indemnified Parties, which Claim, if decided against any of the Indemnified Parties, would materially adversely affect the ongoing business or reputation of any of the Indemnified Parties, then, in each such case, the Indemnified Parties alone shall be entitled to contest, defend and settle such Claim in the first instance and, if the Indemnified Parties do not contest, defend or settle such Claim, the Indemnifying Party shall then have the right to contest and defend (but not settle) such Claim.

            (b) In the event any Indemnified Party should have a claim against any Indemnifying Party that does not involve a Claim, the Notifying Party shall deliver a notice of such claim with reasonable promptness to the Indemnifying Party. If the Indemnifying Party notifies the Notifying Party that it does not dispute the claim described in such notice or fails to notify the Notifying Party within 20 business days after delivery of such notice by the Notifying Party whether the Indemnifying Party disputes the claim described in such notice, the Loss in the amount specified in the Notifying Party's notice will be conclusively deemed a liability of the Indemnifying Party and the Indemnifying Party shall pay (subject to the Basket Amount, to the extent applicable), the amount of such Loss to the Indemnified Party on demand. If the Indemnifying Party has timely disputed their liability with respect to such claim, the Indemnifying Party and the Notifying Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through the negotiations of such individuals within 20 days after the delivery of the Notifying Party's notice of such claim, such dispute shall be resolved fully and finally in Colorado Springs, Colorado, by an arbitrator selected pursuant to and an arbitration governed by Commercial Arbitration Rules of the American Arbitration Association, as modified herein. The parties will jointly appoint a mutually acceptable independent arbitrator, seeking assistance in such regard from the American Arbitration Association. The arbitrator shall resolve the dispute within 30 days after selection and judgment upon the award rendered by such arbitrator may be entered in any court of competent jurisdiction. Each of Parent, on the one hand, and the Stockholders, on the other, shall bear its own fees and expenses in connection with such arbitration and shall bear 50% of the fees and expenses of the arbitrator.

            9.05 Sole and Exclusive Remedy. After the Closing, the rights set forth in this Article IX shall be each party's sole and exclusive remedies against the other party hereto for misrepresentations or breaches of covenants contained in this Agreement and the Related Documents. Notwithstanding the foregoing, nothing herein shall prevent any of the parties hereto from bringing an action based upon allegations of fraud or other intentional breach of an obligation of or with respect to the other parties in connection with this Agreement and the Related Documents. In the event such action is brought, the non- prevailing party shall pay all fees and expenses in connection with such action.


                                    ARTICLE X

                                  MISCELLANEOUS

            10.01 Press Releases and Announcements.

      (a) Parent, Merger Sub, the Stockholders and the Company agree that the existence, nature and terms and conditions of this Agreement and discussions between the parties regarding the transactions contemplated hereby are, and shall be treated as, confidential by the parties. Accordingly, each party agrees that, without the written consent of the others, it (i) will make no public comment concerning or announcement of the transactions contemplated hereby; (ii) will respond to all inquiries concerning the transactions contemplated hereby by stating that it is such company's policy not to comment on such inquiries; (iii) will take reasonable steps to restrict knowledge of the transactions contemplated hereby to those who need to know; and (iv) will notify the other parties of any rumor external to the parties of the transactions contemplated hereby. Notwithstanding the foregoing, the Company acknowledges and agrees that Parent, as a public company, is subject to certain disclosure requirements under applicable securities laws. For this reason, Parent reserves the right to disclose the existence of and the status of negotiations at any time it decides that securities laws or the rules of any stock exchange require such disclosure, and Parent shall have the right to issue a press release regarding the transactions contemplated hereby upon the signing of this Agreement and upon the Closing; provided that, Parent agrees to notify the Company if Parent intends to make a disclosure and, to the extent feasible, to provide the Company with the text of the disclosure and opportunity to comment in advance of its release to the public.

      (b) Notwithstanding anything to the contrary in this Agreement or in any other written or oral understanding or agreement to which the parties hereto are parties or by which they are bound, each party to this Agreement has been and is permitted to disclose the federal tax treatment and federal tax structure of the Merger effective no later than the earlier of the date of the public announcement of discussions relating to the Merger, the date of the public announcement of the Merger, or the date of the execution of this Agreement (with or without conditions) to enter into the Merger. This permission to disclose includes the ability of each party to this Agreement to consult, without limitation of any kind, any tax advisor (including a tax advisor independent from all other entities involved in the Merger) regarding the federal tax treatment or federal tax structure of the Merger. Any information relating to the federal tax treatment or federal tax structure shall remain subject to the confidentiality provisions hereof (and the foregoing sentence shall not apply) to the extent reasonably necessary to enable the parties hereto, their affiliates, directors and employees to comply with applicable securities laws. This provision is intended to comply with Section 1.6011-4(b)(3)(ii)(B) of the Treasury Regulations and shall be interpreted consistently therewith. The parties to this Agreement acknowledge that this written authorization does not constitute a waiver by any party of any privilege held by such party pursuant to the attorney-client privilege or the confidentiality privilege of Code Section 7525(a).


            10.02 Expenses. All fees and expenses incurred in connection with the Merger, including without limitation all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("Transactional Expenses") incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby (whether consummated or not) shall be the obligation of the party incurring such fees and expenses; provided; however, that the Stockholders and not the Company shall be responsible for the Transactional Expenses of the Company and the Stockholders.

            10.03 Further Assurances. Each of the Company, the Stockholders, Parent and Merger Sub agree that, on and after the Effective Time, it and they shall take all appropriate action and execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the provisions hereof.

            10.04 Amendment and Waiver. This Agreement may not be amended or waived except in a writing executed by the party against which such amendment or waiver is sought to be enforced. No course of dealing between or among any persons having any interest in this Agreement will be deemed effective to modify or amend any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.

            10.05 Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when personally delivered, or the next business day if sent by overnight courier, or three days after being mailed by first class mail, return receipt requested. Notices, demands and communications to Parent, the Company and the Stockholders will, unless another address is specified in writing, be sent to the address indicated below:

Notices to Parent and Merger Sub:         with a copy to:
--------------------------------          --------------

Optika Inc.                               E*Law Group
7450 Campus Drive, Suite 200              3555 W. 110th Place
Colorado Springs, CO 80920                Westminster, CO 80031
Attn:  Chief Financial Officer            Attn:  Jeremy W. Makarechian, Esq.


Notices to the Company:                   with a copy to:
----------------------                    --------------

Select Technologies, Inc.                 Holland & Hart LLP
641 North Five Mile Road                  101 S. Capitol Blvd., Ste. 1400
Boise, ID 83713                           Boise, ID  83702
Attn: President                           Attn:  J. Frederick Mack, Esq.


Notices to the Stockholders:              with a copy to:
---------------------------               --------------

Del Zane                                  Holland & Hart LLP
4523 N. Porsche Way                       101 S. Capitol Blvd., Ste. 1400
Boise, ID 83713                           Boise, ID 83702
                                          Attn:  J. Frederick Mack, Esq.

Shadra Zane
4523 N. Porsche Way
Boise, ID 83713


            10.06 Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by either party hereto without the prior written consent of the other party hereto.

            10.07 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

            10.08 Complete Agreement. This Agreement, the Related Documents and the other exhibits hereto, the Disclosure Schedule and the other documents referred to herein contain the complete agreement between the parties and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

            10.09 Counterparts. This Agreement may be executed in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same instrument.

            10.10 Governing Law. Except to the extent that the DGCL governs the effectuation of the Merger, the internal law, without regard to conflicts of laws principles, of the State of Colorado will govern all questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement.


            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                   OPTIKA INC.


                                    By  ______________________________________
                                      Name:
                                       Title:


                                    OPTIKA TECHNOLOGIES, INC.


                                    By______________________________________
                                      Name:
                                       Title:


                                    SELECT TECHNOLOGIES, INC.


                                    By______________________________________
                                      Name:
                                       Title:



                                       -------------------------------------
                                        DELNO S. ZANE, JR

                                       -------------------------------------
                                        SHADRA ZANE